UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012

ACCELRYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27188	33-0557266
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

10188 Telesis Court, San Diego, California 92121-4779

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Decision Not to Stand for Reelection as Director.

On February 29, 2012, Mr. Christopher J. Steffen, a member of the Board of Directors of Accelrys Inc. (“we”, “our”, “us” or the “Company”), notified the Company that, for personal reasons not involving any disagreement relating to the Company’s operations, policies or practices, he has declined to stand for reelection to the board of directors of the Company upon the expiration of his current term at the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Steffen will continue to perform his duties as a director of the Company until the expiration of his term at the Annual Meeting.

(e) Compensatory Arrangements of Certain Officers.

On February 29, 2012, the Human Resources Committee (the “HR Committee”) of our Board of Directors, based in part on input from management, approved our management incentive plan for the year ending December 31, 2012 (the “2012 Management Incentive Plan” ), pursuant to which our management-level employees will be eligible to receive cash bonuses based upon our achievement of certain corporate goals specified in the 2012 Management Incentive Plan, including achievement of certain non-GAAP operating income and orders targets, and individual performance objectives. These bonuses are designed to attract, motivate, retain and reward our management-level employees.

Under the 2012 Management Incentive Plan, the Chief Executive Officer has a bonus target equal to 90% of his base salary; the Chief Financial Officer, Chief Technology Officer, Senior Vice President of Software Development, and General Counsel each have a bonus target equal to 50% of their respective base salaries; and the Senior Vice President of Global Sales and Services and the Executive Vice President of Marketing, Corporate Development and Strategy have bonus targets equal to 100% of their respective salaries. Payouts under the 2012 Management Incentive Plan will vary dependent upon the level of achievement of the specified corporate and individual goals, and will range from zero to two times the targeted bonus amount. The HR Committee will make all final determinations regarding the achievement of goals and the payment of bonuses pursuant to the 2012 Management Incentive Plan. The HR Committee has the ability to modify, suspend or terminate the 2012 Management Incentive Plan at any time.

The foregoing description is intended only as a summary of the material terms of the 2012 Management Incentive Plan and is qualified in its entirety by reference to the full 2012 Management Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	2012 Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ David R. Mersten
David R. Mersten
Senior Vice President, General Counsel and Secretary

Date: March 6, 2012